Exhibit 32

Section 1350 Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Credit Suisse (USA), Inc. (the “Company”) does hereby certify, to such officer’s knowledge, that:

1.
the Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 8, 2006	/s/ Brady W. Dougan
Name: Brady W. Dougan
Title: President and Chief Executive Officer

August 8, 2006
/s/ David C. Fisher
Name: David C. Fisher
Title: Chief Financial and Accounting Officer